UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BRIGHTSPHERE INVESTMENT GROUP INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Contact:
Elie Sugarman
ir@bsig.com
(617) 369-7300

BrightSphere Announces 2020 Annual Meeting of
Stockholders to be held as Virtual Meeting

BOSTON, May 28, 2020 - On May 28, 2020, BrightSphere Investment Group Inc. (NYSE: BSIG) announced that, due to the ongoing public health impact of the COVID-19 pandemic and to support the health and safety of the Company’s stockholders, employees and directors, the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) will be changed from an in-person meeting to a virtual meeting format. As previously announced, the Annual Meeting will be held on Wednesday, June 24, 2020 at 10:00 a.m. Eastern Time.

The virtual meeting will provide stockholders with the ability to participate and vote their shares. The website for the virtual Annual Meeting will contain participation instructions.

Stockholders of Record

Stockholders as of April 27, 2020, the record date for the Annual Meeting, will be able to access and attend the live Annual Meeting webcast at www.meetingcenter.io/231468518. Stockholders can gain access to the Annual Meeting by accessing the link above and selecting “I have a Control Number.” Stockholders can then enter their control number shown on the notice of internet availability or proxy card previously received and the password, which is BSIG2020.

Beneficial Owners

If shares are held in “street name” (i.e., held of record by a bank, broker, trustee or other nominee), the beneficial owner must register online in advance to participate in and vote at the Annual Meeting. To register online in advance, a beneficial owner must obtain a “legal proxy” from its bank, broker, trustee or other nominee. Once the bank, broker, trustee or other nominee has provided a legal proxy, the beneficial owner can email a scan or image of it to our transfer agent, Computershare, at legalproxy@computershare.com, with “Legal Proxy” noted in the subject line. Please note that the voting instruction form or notice regarding the availability of proxy materials previously distributed with respect to the Annual Meeting is not a legal proxy. If a beneficial owner obtains a legal proxy from its bank, broker, trustee or other nominee, its shares may be voted at the virtual Annual Meeting by the proxy holder only. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on June 19, 2020. Upon receipt of a valid legal proxy, Computershare will provide a control number by email. Once provided, beneficial owners can gain access the virtual Annual Meeting by accessing the link above and selecting “I have a Control Number.” These stockholders can then enter their control number provided by Computershare and the password, which is BSIG2020. If beneficial owners do not have a legal proxy but would still like to attend the virtual Annual Meeting, they can join as a guest by selecting “I am a guest.” Guest attendees will not be allowed to vote or submit questions at the Annual Meeting.

Whether stockholders plan to attend the Annual Meeting or not, we urge them to vote in accordance with the instructions set forth in the proxy statement and submit their proxy by one of the methods described in the proxy materials. Stockholders who have previously voted do not need to take any further action.

For further information, please refer to the Company’s proxy statement and notice regarding the availability of proxy materials, filed with the Securities and Exchange Commission on April 29, 2020, each of which can be accessed at www.investorvote.com/BSIG.

About BrightSphere

BrightSphere is a diversified, global asset management company with approximately $162 billion of assets under management as of March 31, 2020. Through its seven world-class investment management Affiliates, BrightSphere offers sophisticated investors access to a wide array of leading quantitative and solutions-based, private and public market alternative, and liquid alpha strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website.

###